Exhibit 99.1

Orthofix and SeaSpine to Combine in Merger of Equals to Create Leading Global Spine and Orthopedics Company

•	Highly complementary spine and orthopedics portfolios

•	One of the industry’s broadest biologics and regenerative technology offerings

•	Differentiated and synergistic enabling technologies

•	Meaningful cross-selling revenue synergies and cost savings

•	Financial strength to pursue growth investments without need for immediate equity financing

•	Expected to be adjusted EBITDA accretive to Orthofix by the second year following close including cost savings

•	Companies to host joint conference call and webcast today at 8:00 a.m. ET

Lewisville, Texas and Carlsbad, California — October 11, 2022 — Orthofix (NASDAQ: OFIX), a global medical device company with a spine and orthopedics focus, and SeaSpine (NASDAQ: SPNE), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced they have entered into a definitive agreement to combine in an all-stock merger of equals.

The combined company, to be named prior to the transaction’s closing, will be a leading global spine and orthopedics company with highly complementary portfolios of biologics, innovative spinal hardware, bone growth therapies, specialized orthopedic solutions and a leading surgical navigation system. With products distributed in 68 countries world-wide, approximately 1,600 employees and a global R&D and manufacturing footprint, the new company would have revenues of approximately $693 million as of the twelve months ended September 30, 2022.

Under the terms of the agreement, which was unanimously approved by the Boards of Directors of both companies, SeaSpine shareholders will receive 0.4163 shares of Orthofix common stock for each share of SeaSpine common stock owned. Following the close of the transaction, Orthofix shareholders will own approximately 56.5 percent of the combined company, and SeaSpine shareholders will own approximately 43.5 percent of the combined company, respectively, on a fully diluted basis.

“This transaction significantly advances our mission to deliver innovative, quality-driven solutions that make us a partner of choice for surgeons in their work to improve patient mobility,” said Jon Serbousek, Orthofix President and Chief Executive Officer. “The combined company’s broad portfolio of technology, expanded commercial capabilities and ability to make greater investments in innovative solutions provide a clear roadmap for sustainable, top-tier growth and increased competitiveness across a broad spectrum of products and services. We look forward to capitalizing on this merger’s tremendous value creation opportunities.”

Keith Valentine, SeaSpine President and Chief Executive Officer, said, “This transaction brings together two complementary organizations to create an industry leader with the immediate financial strength to self-fund investments that deliver both growth and better patient outcomes. We are excited about the value we can create for the combined company’s shareholders, the new opportunities opened for employees and our ability to now provide surgeons and hospital partners a complete procedural solution using cutting-edge technology at every level.”

Strategic and Financial Benefits of the Merger

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An industry leader in spine and orthopedics portfolios. The combination of Orthofix’s and SeaSpine’s portfolios will create an innovative suite of offerings in growth segments of spine and orthopedics. The combined company’s differentiated technologies will include: the M6-C™ artificial cervical disc, a next-generation artificial disc replacement alternative to spinal fusion; the FLASH™ Navigation System with 7D Technology, which is the only approved image guidance system that utilizes a novel and proprietary camera-based technology and machine-vision algorithms; the Fitbone™ platform, which includes the currently available intermedullary limb lengthening system; the under-development Fitspine™ scoliosis solution; and a comprehensive offering of advanced interbody devices featuring WaveForm® 3D and NanoMetalene® with Reef Topography™ technologies.

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One of the industry’s broadest biologics and regenerative technology offerings. Together, the combined company’s biologics portfolio will represent one of the broadest offerings available, extending the new company’s reach to an even greater number of surgeons for use in spine and orthopedics procedures. These biologic solutions include the recently launched Virtuos™ Lyograft, the first-of-its-kind, shelf-stable and complete autograft substitute; the market-leading Trinity™ Elite allograft; the best-in-class OsteoStrand® Plus and OsteoSurge® 300 demineralized bone matrix (DBM) products with patented Accell® Bone Matrix, and the future commercialization of Novosis™, a next generation rh-BMP-2 technology via our recent license agreement with CGBio.

The combined company’s regenerative technologies will include the CervicalStim™ bone growth therapy device, the only FDA-approved PEMF system for cervical treatment; SpinalStim™ for spine fusion; PhysioStim™ for the treatment of nonunion fractures; and the recently launched AccelStim™ bone healing therapy.

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Differentiated and synergistic enabling technologies. The combined company will have a complementary portfolio of technologies that enables it to service the full continuum of surgical care from preoperative planning through surgical navigation. Flagship enabling technologies include the unique FLASH™ Navigation System with 7D Technology, which is designed to provide visibility during surgery to improve accuracy of screw placement and provide a cost-effective, rapid, radiation-free solution to surgical navigation, and the OrthoNext™ preoperative planning system.

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Premier offering in high-growth pediatrics market. The combined company will have a complementary portfolio of specialized hardware and enabling technologies, including specialized spine, limb deformity, limb reconstruction and software planning and imaging solutions, that enable it to service the full patient continuum of care for pediatric orthopedic surgeons. Currently an $800 million annual market, pediatrics is among the fastest growing markets in orthopedics.

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Strengthened commercial reach in the United States and internationally. With its broader product and services portfolio, increased resources and deep pipeline, the combined company will be able to attract and support larger, dedicated distribution partners. It will also be able to invest in direct sales representatives in select markets to engage even more surgeon users.

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Revenue synergies, cost savings and economies of scale. The companies have identified meaningful cross-selling revenue synergies as a result of cross-selling the complementary portfolios in the United States, the ability to sell SeaSpine’s biologics and 7D technology into Orthofix’s international established channels, the greater breadth of bag to support large distributor conversions and increased product offerings per procedure.

In addition, the combination is expected to generate at least $40 million in annualized cost savings not including stock-based compensation within three years following the close of the transaction. Cost savings will be primarily from reductions in redundant overhead and public company costs as well as supply chain efficiencies. Working capital and capital expenditure efficiencies are expected to be driven through economies of scale via higher spinal implant set utilization.

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Strong financial profile with enhanced opportunities for investment. The transaction is expected to be accretive to Orthofix’s standalone adjusted EBITDA by the second full year after close and is expected to be accretive to our existing return on invested capital after fully realizing synergies, including cost savings. The combined company’s strong capital structure will allow it to self-fund certain investments intended to maximize growth potential, including organic and inorganic innovation initiatives, sales force expansion, and field inventory and instrumentation, without the need for equity financing.

Leadership and Headquarters

The combined company will be led by an experienced Board of Directors and leadership team that leverages the talent within both organizations.

Upon closing of the transaction, the combined company’s Board of Directors will consist of nine directors, with five designated by Orthofix, including Lead Independent Director, and four designated by SeaSpine.

Jon Serbousek will serve as Executive Chairman of the Board, and Keith Valentine will serve as President and Chief Executive Officer and member of the Board. The remainder of the combined company’s Board and leadership team will be named prior to closing and is expected to include representatives from both Orthofix and SeaSpine.

The combined company will be headquartered in Lewisville, Texas. This location will conduct general business, product development, medical education and manufacturing. The Company will retain primary offices in Carlsbad, CA, with a focus on spinal product innovation and surgeon education, and in Verona, Italy with an emphasis on product innovation, production, and medical education for Orthopedics. Current facilities in Irvine, CA, Toronto, Canada, Sunnyvale, CA, Wayne, PA, Olive Branch, MS, Maidenhead UK, Munich, Germany, Paris, France and Sao Paulo, Brazil will also be retained.

Timing and Approvals

The transaction is expected to close in the first quarter of 2023, subject to approval by both companies’ shareholders and customary closing conditions and regulatory approvals.

Advisors

Perella Weinberg Partners LP is serving as financial advisor to Orthofix, and Hogan Lovells US LLP is serving as its legal counsel. Piper Sandler & Co. is serving as financial advisor to SeaSpine, and DLA Piper LLP is serving as its legal counsel.

Conference Call and Webcast

Orthofix and SeaSpine will host a joint conference call and webcast today at 8:00 a.m. ET to discuss the merger.

The conference call can be accessed by dialing +1 (833) 927-1758 within the U.S. and +1 (929) 526-1599 for all other locations. The confirmation code is 867247. Participants should dial in 10 minutes prior to the scheduled start time.

A live webcast of the conference call and associated presentation materials will be available on the investor relations section of each company’s website at www.orthofix.com and www.seaspine.com.

About Orthofix

Orthofix Medical Inc. is a global medical device company with a spine and orthopedics focus. The Company’s mission is to deliver innovative, quality-driven solutions while partnering with health care professionals to improve patient mobility. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedics products are distributed in more than 60 countries via the Company’s sales representatives and distributors. For more information, please visit www.orthofix.com.

About SeaSpine

SeaSpine (www.seaspine.com) is a global medical technology company focused on the design, development, and commercialization of surgical solutions for the treatment of patients suffering from spinal disorders. SeaSpine’s complete procedural solutions feature its market-leading FLASH™ Navigation, a system designed to improve accuracy of screw placement and provide a cost-effective, rapid, radiation-free solution to surgical navigation, and a comprehensive portfolio of spinal implants and orthobiologics to meet the varying combinations of products that neurosurgeons and orthopedic spine surgeons need to facilitate spinal fusion in degenerative, minimally invasive surgery (MIS), and complex spinal deformity procedures on the lumbar, thoracic and cervical spine. With product development expertise in advanced optics, software, orthobiologic sciences and spinal implants, SeaSpine can offer its surgeon customers a complete solution to meet their patients’ evolving clinical needs. SeaSpine currently markets its products in the United States and in approximately 30 countries worldwide.

Forward-Looking Statements

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Orthofix’s and SeaSpine’s respective management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits of the proposed merger, including estimated synergies and cost savings resulting from the proposed merger, the expected timing of completion of the proposed merger, estimated costs associated with such transaction and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Orthofix and SeaSpine operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, and the levels of market demand in the health care segments in which our products are purchased and utilized; (2) challenges in the development, regulatory approval, commercialization, reimbursement, market acceptance, performance and realization of the anticipated benefits of new products of the combined company; (3) the scope, nature, impact or timing of the proposed merger, including among other things the integration of the businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) future levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) delays and disruption in delivery of materials and services from suppliers; (7) cost reduction efforts and restructuring costs and savings; (8) new business and investment opportunities; (9) the ability to realize the intended benefits of organizational changes; (10) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (11) the effect of changes in political conditions in the U.S. and other countries in which Orthofix, SeaSpine and the businesses of each operate, including the effect of changes in U.S. healthcare policies, on general market conditions in the near term and beyond; (12) the effect of changes in tax, regulatory and other laws and regulations in the U.S. and other countries in which Orthofix, SeaSpine and the businesses of each operate; (13) negative effects of the announcement or pendency of the proposed merger on the market price of Orthofix and/or SeaSpine’s respective common stock and/or on their respective financial performance; (14) the ability of the parties to receive the required regulatory approvals for the proposed merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and approvals of Orthofix’s and SeaSpine’s shareholders and to satisfy the other conditions to the closing of the merger on a timely basis or at all; (15) the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; (16) risks relating to the value of the Orthofix shares to be issued in the proposed merger, significant transaction costs and/or unknown liabilities; (17) the possibility that the anticipated benefits from the proposed merger cannot be realized in full or at all or may take longer to realize than expected, including risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (18) risks associated with transaction-related litigation; (19) the possibility that costs or difficulties related to the integration of Orthofix’s and SeaSpine’s operations will be greater than expected; (20) the ability of the combined company to retain and hire key personnel; (21) the intended qualification of the merger as a tax-free reorganization to Orthofix and SeaSpine shareholders for U.S. federal income tax purposes; and (22) the impact of the proposed merger on the respective businesses of Orthofix and SeaSpine. There can be no assurance that the proposed merger will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of Orthofix and SeaSpine on Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”) from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Orthofix and SeaSpine assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Orthofix intends to file with the SEC a registration statement on Form S-4, which will include a document that serves as a prospectus of Orthofix and a joint proxy statement of Orthofix and SeaSpine (the “joint proxy statement/prospectus”). Each party also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to Orthofix’s shareholders and SeaSpine’s shareholders. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Orthofix and SeaSpine with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Orthofix with the SEC will be available free of charge on Orthofix’s website at http://ir.orthofix.com/ or by contacting Orthofix’s Investor Relations at (214) 937-3190. Copies of the documents filed by SeaSpine with the SEC will be available free of charge on SeaSpine’s website at http://investor.seaspine.com/ or by contacting SeaSpine’s Investor Relations at (415) 937-5402.

Orthofix and SeaSpine and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about directors and executive officers of Orthofix is available in the Orthofix proxy statement for its 2022 Annual Meeting, which was filed with the SEC on April 27, 2022. Information about directors and executive officers of SeaSpine is available in the SeaSpine proxy statement for its 2022 Annual Meeting, which was filed with the SEC on April 22, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from Orthofix and SeaSpine as indicated above.

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Orthofix Contact	SeaSpine Contact

Alexa Huerta Investor Relations Tel 214 937 3190 Denise Landry Media Relations Tel 214 937 2529	John Bostjancic, Investor Relations 760 216 5111 LeAnn Burton Media Relations 760 607 9703